Exhibit 1.1
DRESSER-RAND GROUP INC.
11,596,981 Shares
Common Stock, par value $0.01 per Share
Underwriting Agreement
March 7, 2007
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
          D-R Interholding, LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes to sell to Morgan Stanley & Co. Incorporated ( the “Underwriter”), 11,596,981 shares (the “Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of Dresser-Rand Group Inc., a corporation organized under the laws of Delaware (the “Company”).
          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic registration statement on Form S-3 (File No. 333-138520), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such automatic registration statement, as amended, to the date of this agreement, including the financial statements, exhibits and schedules thereto and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” The term “Prospectus” shall mean, collectively the final prospectus supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto and the Base Prospectus. As used herein, the terms “Registration Statement,” “Time of Sale Prospectus” and “Prospectus” shall include the documents (if any) incorporated by reference therein.
          For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Base Prospectus together with the free writing prospectuses, if any, or any other pricing information identified or included in Schedule I hereto. The terms “supplement,” “amendment’” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are incorporated by reference therein. “Applicable Time” means 5:45 p.m. (New York City time) on March 8, 2007.

          1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as set forth below in this Section 1:
     (a) The Registration Statement became effective upon filing, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company is a “well known seasoned issuer” (as defined in Rule 405 Under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement. The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date (as defined in Section 5 of this Agreement), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion therein.
     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses or other pricing information, if any, identified or included in Schedule I hereto, and broadly available road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus or Rule 134 Notice.
     (d) The Company is not, and after giving effect to the offering and sale of the Shares will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
     (e) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).
     (f) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (g) The Company and each of its “significant subsidiaries” (as defined in Regulation S-X under the Securities Act) has been duly incorporated or formed and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so incorporated or formed or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company’s “significant subsidiaries” are listed on Schedule II hereto.
     (h) All the outstanding shares of capital stock of each significant subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock of each significant subsidiary of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in favor of the lenders under the Company’s existing senior secured credit agreement described in the Time of Sale Prospectus and the Prospectus or permitted thereunder).

     (i) (a) This Agreement has been duly authorized, executed and delivered by the Company; and (b) the shares of Common Stock (including the Shares to be sold by the Selling Stockholder) have been duly authorized, are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.
     (j) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.
     (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement, except such (i) as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold or (ii) as shall have been obtained or made prior to the Closing Date (as defined in Section 5 of this agreement).
     (l) None of the execution and delivery of this Agreement by the Company, the sale of the Shares or the consummation of any of the transactions herein contemplated will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or bylaws or other organizational document of the Company or any of its significant subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its significant subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its significant subsidiaries or any of its or their properties other than in the case of clauses (ii) and (iii), such breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (m) The consolidated historical financial statements of the Company and the combined historical financial statements of Dresser-Rand Company included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company and Dresser-Rand Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
     (n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

     (o) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its respective operations as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.
     (p) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.
     (q) PricewaterhouseCoopers LLP, who have audited certain financial statements of each of the Company and Dresser-Rand Company and delivered their reports with respect to the audited consolidated financial statements and audited combined financial statements included in the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and Dresser-Rand Company within the meaning of the Securities Act.
     (r) The Company has filed all non-U.S., U.S. federal, state and local, tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
     (s) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by its employees or any of its or its subsidiaries’ employees, except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
     (t) The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law, except as would not reasonably be expected to have a Material Adverse Effect.

     (u) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) and except for any prohibitions imposed under the Company’s existing senior secured credit agreement and the indenture governing the Company’s outstanding 7 3/8% senior subordinated notes due 2014.
     (v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
     (w) Except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (x) Except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, liability or naming as a “potentially responsible party” would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (y) Each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA and the Code, except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect.
     (z) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Time of Sale Prospectus, the Prospectus or Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.
     (aa) No holders of the Company’s Common Stock, other than the Selling Stockholder, have rights to include such Common Stock with the Shares in the Registration Statement.
     (bb) Except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to stock incentive plans, employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (cc) Other than the failure to appoint a second independent member (as such term is defined in Section 10A(m)(3) of the Exchange Act) to the audit committee of its board of directors by November 4, 2005, which failure has since been remedied, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, solely to the extent that the Sarbanes Oxley Act has been applicable to the Company.
     (dd) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
     (ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (gg) Except as specifically described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the sale of the Shares by the

Selling Stockholder shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
          2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with the Underwriter that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.
     (b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, will not contravene (i) any provision of applicable law, (ii) the certificate of formation or operating agreement of the Selling Stockholder, (iii) any agreement or other instrument binding upon the Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except in the case of clauses (i) and (iii) as would not individually or in the aggregate have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except for the registration of the Shares under the Securities Act and such as may be required to be obtained or made under state securities or “blue sky” laws or by the rules and regulations of the NASD in connection with the purchase and sale of the Shares by the Underwriter.
     (c) The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of the Shares.
     (d) Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of the Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of the Shares in the name of Cede or such other nominee and the crediting of the Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to the Shares), (A) DTC shall be a “protected purchaser” of the Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of the Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to the Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) the Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.
     (e) The Selling Stockholder is not prompted to sell its Shares pursuant to this Agreement by any material information concerning the Company or its subsidiaries that has not been publicly disclosed.
     (f) (i) Each part of the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date (as defined in Section 5 of this agreement), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that each of the representations and warranties set forth in clauses (i) to (iii) of this Paragraph 2(f) is limited solely to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.
          Any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.
          3. Agreements to Sell and Purchase. The Selling Stockholder hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase the Shares from the Selling Stockholder at $26.71 a share (the “Purchase Price”).
          4. Terms of Public Offering. The Company and the Selling Stockholder are advised by you that you propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholder are further advised by you that the Shares are to be offered to the public upon the terms set forth in the Time of Sale Prospectus.
          5. Payment and Delivery. Payment for the Shares shall be made by wire transfer in immediately available funds to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on March 13, 2007, or at such other time or such other date, not later than March 21, 2007, as shall be designated in writing by you. The time and date of such payment for the Shares are referred to herein as the “Closing Date.”
          The Shares shall be registered in such names and in such denominations as you shall request in writing prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for your account, with any transfer taxes payable in connection with the transfer of the Shares to you duly paid, against payment of the Purchase Price therefor.
          6. Company Agreements. The Company agrees with the Underwriter that:
     (a) The Company will furnish to the Underwriter and to counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and will furnish to the Underwriter during the period referred to in paragraph (c) below, as many copies of the Time of Sale Prospectus, the Prospectus and any amendments and supplements thereto as they may reasonably request no later than 5:45 p.m., New York City time, on the day immediately following the date hereof.
     (b) The Company will not make any amendment or supplement to the Time of Sale Prospectus or the Prospectus without the prior written consent of the Underwriter (not to be unreasonably withheld or delayed).
     (c) The Company will furnish the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.
     (d) The Company will not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus or Company information prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriter or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriter or counsel for the Company, the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If at any time when a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which, in the opinion of counsel for the Underwriter and counsel for the Company, it is necessary to amend or supplement the Prospectus, as then amended or supplemented, (i) in order that the Prospectus would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) comply with applicable law, the Company will promptly (A) notify the Underwriter of any such event; (B) subject to the requirements of paragraph (b) of this Section 6, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented or amended Prospectus to the Underwriter and counsel for the Underwriter without charge in such quantity as the Underwriter may reasonably request.
     (g) The Company will arrange, if necessary, for the qualification of the Shares for sale by the Underwriter under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the sale of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction. The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (h) The Company agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing (or reproduction), delivery (including postage, air freight charges and charges for counting and packaging) and filing of copies of any Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by or referred to by the Company and the Registration Statement, and all amendments or supplements to any of the foregoing, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (ii) any stamp or transfer taxes in connection with the sale and delivery of the Shares; (iii) the printing (or reproduction) and delivery of this Agreement and any blue sky memorandum delivered to investors in connection with the offering of the Shares; (iv) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification, by the NASD, of the offering of the Shares (vi) all costs and expenses incident to listing the Shares on the NYSE; (vii) the cost of printing certificates representing the Shares; (viii) the costs and charges of any transfer agent, registrar or depositary; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; and (xi) all other costs and expenses incident to the performance by the Company and/or the Selling Stockholder of their respective obligations hereunder.
     (j) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A or Rule 430B, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (k) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.
     (l) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          7. Selling Stockholder Agreements. The Selling Stockholder agrees with each Underwriter that:
     (a) The Selling Stockholder will not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus or Company information prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (b) Other than as contemplated under this Agreement, the Selling Stockholder agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
          8. Covenants of the Underwriter. The Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus or Company information prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
          9. Conditions to the Obligations of the Underwriter. The obligations of the Selling Stockholder to sell the Shares to the Underwriter and the several obligations of the Underwriter to purchase and pay for the Shares shall be subject to the accuracy in all material respects of the representations and warranties of the Company and the Selling Stockholder contained herein that are not qualified by materiality and to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein that are qualified by materiality at the date hereof or the Closing Date, as the case may be, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:
     (a) The Company shall have requested and caused (i) Simpson Thacher & Bartlett LLP, counsel for the Company, to furnish to the Underwriter their opinion and negative assurance statement, each dated the Closing Date and addressed to the Underwriter and substantially in the form of Exhibits A and B hereto; (ii) Randy D. Rinicella, General Counsel of the Company, to furnish to the Underwriter his opinion dated the Closing Date and addressed to the Underwriter and substantially in the form of Exhibit C hereto; and (iii) Skadden, Arps, Slate, Meagher & Flom LLP, special environmental counsel for the Company, to furnish to the Underwriter their negative assurance letter as to certain specified environmental disclosure dated the Closing and addressed to the Underwriter and substantially in the form of Exhibit D hereto.
     (b) The Selling Stockholder shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholder, to furnish to the Underwriter their opinion dated the Closing Date and addressed to the Underwriter and substantially in the form of Exhibit A hereto.

     (c) The Underwriter shall have received from Shearman & Sterling LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the offer and sale of the Shares, the Time of Sale Prospectus, the Prospectus and Registration Statement and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Company shall have furnished to the Underwriter a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Time of Sale Prospectus, the Prospectus and Registration Statement, any amendment or supplement to the Time of Sale Prospectus, the Prospectus and Registration Statement and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects, and the representations and warranties of the Company in this agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included in the Prospectus and the Registration Statement (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).
     (e) The Selling Stockholder shall have furnished to the Underwriter a certificate, signed by an executive officer of the Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement that are not qualified by materiality are true and correct in all material respects and the representations and warranties of the Selling Stockholder that are qualified by materiality are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (f) Prior to the Closing Date and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Underwriter a “comfort” letter, dated as of the date thereof, and a bring-down “comfort” letter on and dated as of the Closing Date, each in form and substance satisfactory to the Underwriter, confirming that it is an independent registered public accounting firm within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Time of Sale Prospectus, the Prospectus and Registration Statement; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three days prior to the date of such letter.
     All references in this Section 9(f) to the Time of Sale Prospectus, the Prospectus and Registration Statement include any amendment or supplement thereto at the date of the applicable letter.
     (g) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (h) Prior to the Closing Date the Company and/or the Selling Stockholder shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.
     (i) The Shares shall have been listed on the New York Stock Exchange.
     (j) On the Closing Date, the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.
     (k) No Underwriter shall have notice of an adverse claim on the Shares within the meaning of Section 8-102 of the UCC.
          If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, letters, evidence and certificates mentioned above in this Section 9 shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the Closing Date, by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 9 will be delivered at the office of counsel for the Underwriter, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.
          10. Reimbursement of Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of any Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriter, including any default pursuant to Section 12 hereof, the Company will reimburse the Underwriter on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.
          11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers and Affiliates of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act (provided that the Company’s indemnification obligation shall not extend to any free writing prospectus or Company information required to be filed by the Company due to the Underwriter’s breach of Section 8), or the Prospectus, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (subject to the limitations set forth in the proviso to this sentence) agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of (i) the Selling Stockholder or (ii) the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company shall not be liable under this Section 11 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, which consent shall not be unreasonably withheld.
          (b) The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, the directors, officers and Affiliates of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (subject to the limitations set forth in the proviso to this sentence) agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Stockholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Selling Stockholder specifically for inclusion therein. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds from the sale of the Shares sold by the Selling Stockholder under this Agreement. The Underwriter acknowledges that the information in the Time of Sale Prospectus and the Prospectus contained under the caption “Principal and Selling Stockholder,” insofar as it relates to the Selling Stockholder and the beneficial ownership of the Selling Stockholder’s shares, constitutes the only information furnished in writing by or on behalf of the Selling Stockholder for inclusion in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or in any amendment of supplement thereto. This indemnity agreement will be in addition to any liability that the Selling Stockholder may otherwise have. The Selling Stockholder shall not be liable under this Section 11 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Selling Stockholder, which consent shall not be unreasonably withheld.

          (c) The Underwriter agrees to indemnify and hold harmless the Company and the Selling Stockholder, the Company’s directors, officers and Affiliates, and each person who controls the Company or the Selling Stockholder within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that, under the heading “Underwriting,” the Underwriter’s name in the second line of the first paragraph, the ninth paragraph, the tenth paragraph and the eleventh paragraph in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or in any amendment or supplement thereto.
          (d) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advise of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advise of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Any such separate firm for the Underwriter, its directors, officers and Affiliates and any control person shall be designated in writing by the Underwriter any such separate firm for any of the Company, its directors, officers and Affiliates and any control person shall be designated in writing by the Company and any such separate firm for the Selling Stockholder and any control person shall be designated in writing by the Selling Stockholder. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.
          (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively, “Losses”) to which the Company, the Selling Stockholder and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and by the Underwriter on the other from the offering of the Shares; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Shares purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder, and benefits received by the Underwriter shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholder on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstance. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of the Selling Stockholder under the contribution agreement in this paragraph (e) shall be limited to an amount equal to the aggregate net proceeds from the sale of the Shares sold by the Selling Stockholder under the Agreement. For purposes of this Section 11, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as the Underwriter, each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company and each person who controls the Selling Stockholder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as the Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (e).for damages occasioned by its default hereunder.
          12. Termination. This Agreement shall be subject to termination in the absolute discretion and in the sole judgment of the Underwriter, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your sole judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your sole judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).
          13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company, the Selling Stockholder and the Underwriter with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
          (b) The Company and the Selling Stockholder acknowledge that in connection with the offering of the Shares: (i) the Underwriter has acted at arm’s length from, are not agents of or advisors to, and owe no fiduciary duties to, the Company, the Selling Stockholder or any other person, (ii) the Underwriter owes the Company and the Selling Stockholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriter may have interests that differ from those of the Company and the Selling Stockholder. The Company and the Selling Stockholder agree that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owed or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.
          14. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholder or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Selling Stockholder or the Company or any of the indemnified persons referred to in Section 11 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 10 and 11 hereof shall survive the termination or cancellation of this Agreement.
          15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Morgan Stanley Equity Capital Markets Syndicate Desk (fax no.: (212) 761-0316) and confirmed to Morgan Stanley at 1585 Broadway, New York, New York 10036, attention of General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to (716) 375-3178 and confirmed to it at Paul Clark Drive, Olean, New York 14760, attention of General Counsel; or, if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to (203) 661-6729 and confirmed to it at One Lafayette Place, Greenwich, CT 06830, attention of Anne Gold.
          16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 11 hereof and their respective successors, and no other person will have any right or obligation hereunder. No purchaser of Shares from any Underwriters shall be deemed to be a successor merely by reason of such purchase.
          17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
          18. Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “NASD” shall mean the NASD.
          “Regulation D” shall mean Regulation D under the Act.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the Underwriter.

Very truly yours,

DRESSER-RAND GROUP INC.

By:
Name: Title:

D-R INTERHOLDING, LLC

By:
Name: Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Morgan Stanley & Co. Incorporated

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

SCHEDULE I
Pricing Information
Dresser-Rand Group Inc.
11,596,981 Shares

Issuer:	Dresser-Rand Group Inc.
Symbol:	NYSE: DRC
Shares offered:	11, 596,981 shares of Common Stock (by Dresser-Rand Holdings LLC)

Approximate aggregate net proceeds to be received by management:
$29.6 million
Proceeds to the Issuer:	None

Price to public:	Variable

Trade date:	March 7, 2007

Closing date:	March 13, 2007

CUSIP:	261608103

Underwriter:	Morgan Stanley & Co. Incorporated
A copy of the prospectus relating to this offering may be obtained by contacting Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014; Attention: Prospectus Department.

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SCHEDULE II
List of Significant Subsidiaries
Dresser-Rand Company
Dresser-Rand S.A.

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